UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 19, 2012, we completed the merger of Innovate/Protect, Inc. (“Innovate/Protect”) with and into our wholly-owned subsidiary, VIP Merger Sub, Inc. (“Merger Sub”), as contemplated by the Agreement and Plan of Merger dated as of March 12, 2012 (the “Merger Agreement”) by and among us, Merger Sub and Innovate/Protect (the “Merger”). For accounting purposes, the Merger was treated as a “reverse acquisition” and Innovate/Protect was considered the accounting acquirer. Accordingly, Innovate/Protect will be reflected as the predecessor and acquirer in our company’s (the legal acquirer) financial statements for periods ending after June 30, 2012. Our financial statements will reflect the historical financial statements of Innovate/Protect as our historical financial statements, except for the legal capital which will reflect our legal capital (common stock).

However, because the Merger was not completed until July 19, 2012, our quarterly report on Form 10-Q for the quarter ended June 30, 2010 filed on August 14, 2012 was required to include the unaudited consolidated financial statements (and discussion thereof in Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of our company, the legal acquirer, as of June 30, 2012 (i.e., prior to the closing of the Merger) on a stand-alone basis. In addition, we also filed a Form 8-K on August 14, 2012 that included the unaudited consolidated financial statements of Innovate/Protect, Inc., the accounting acquirer, on a stand-alone basis. Following the filing of the Form 10-Q reflecting our pre-Merger financial statements and Form 8-K reflecting Innovate/Protect’s pre-Merger financial statements, our audit committee began considering the dismissal of either our independent registered public accounting firm or Innovate/Protect’s independent registered public accounting firm in light of the Merger. Our independent registered public accounting firm is Somech Chaikin, a member firm of KPMG International. The consolidated financial statements of Innovate/Protect, the accounting acquirer, as of December 31, 2011 and for the period from June 8, 2011 (inception) to December 31, 2011 were audited by Grant Thornton LLP (“Grant Thornton”).

(a)	Dismissal of Grant Thornton LLP

On September 7, 2012, the audit committee of our board of directors terminated our relationship with Grant Thornton as Innovate/Protect’s (the accounting acquirer) independent registered public accounting firm.

In connection with the audit for the fiscal period from June 8, 2011 (inception) to December 31, 2011 and during the subsequent interim period from January 1, 2012 through September 7, 2012, there were no disagreements between us, Innovate/Protect and Grant Thornton, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference in connection with its opinion to the subject matter of the disagreement.

The audit report of Grant Thornton on the consolidated financial statements of Innovate/Protect as of December 31, 2011 and for the period from June 8, 2011 (inception) to December 31, 2011 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty (other than the inclusion of an explanatory paragraph relating to substantial doubt regarding Innovate/Protect's ability to continue as a going concern), audit scope, or accounting principles.

We have provided Grant Thornton with a copy of the disclosures in this Form 8-K and have requested that Grant Thornton furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with our statements in this Item 4.01.  A copy of the letter dated September 7, 2012 furnished by Grant Thornton in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The audit committee of our board of directors reaffirmed our continued engagement of Somech Chaikin, a member firm of KPMG International, as our independent registered public accounting firm, which was ratified by our stockholders at our Annual Meeting of Stockholders on July 19, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated September 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: September 7, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer